SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 29, 2020

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street	Warren	Pennsylvania	16365
(Address of principal executive office)			(Zip code)
 Registrant’s telephone number, including area code:        (814) 726-2140
 (Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, 0.01 Par Value	NWBI	NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 ( § 230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2020, Northwest Bancshares, Inc. (the “Company”) amended outstanding stock option award agreements granted under the Company’s 2011 Equity Incentive Plan and 2018 Equity Incentive Plan, including those of its executive officers, to extend the post-termination exercise period to one year for those options that would otherwise expire three months after termination of employment. In addition, the Company revised its forms of Incentive Stock Option Award Agreement and Non-Qualified Stock Option Agreement under the 2018 Equity Incentive Plan to extend the exercise period of stock options after termination of employment to one year for terminations occurring for reasons other than due to death, disability, retirement, involuntary termination following a change in control or for cause. There were no other changes to the terms and conditions of the employment agreements.

Item 9.01                                           Financial Statements and Exhibits

(a)    Not Applicable
(b)     Not Applicable
(c)     Not Applicable
(d)    Exhibits

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Award Agreement
10.2	Form of Incentive Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	July 2, 2020	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer